Exhibit 10.14

SUSTAINABLE STRATEGY, PLANNING AND SOLAR ADVISORY
SERVICES

AGREEMENT BETWEEN

Centre for Environmental Planning and Technology

and

ENVISION SOLAR

AGREEMENT made this  1st day of OCT         in the year of Two Thousand and Nine between Envision Solar International, Inc. of La Jolla, California, USA (Envision), and Centre for Environmental Planning and Technology, of Ahmedabad, India (CEPT).

For the Project: Gandhinagar Solar City Master Plan and Pilot Demonstration Project (The Plan)

ENVISION and CEPT agree as set forth below.

1)   SCOPE OF BASIC SERVICES
a)
CEPT will engage, with affiliated government, academic and other partners, in the planning for the Gandhinagar Solar City, one of the first projects being developed under the Indian national government's initiatives. Envision will provide senior professional advisory and project management support to CEPT in coordination and partnership with institutions, agencies and other parties participating with CEPT on the project.

b)
Envision will provide Basic Services as described below. As "Senior Sustainable Planning Advisor", Envision will advise CEPT and other participants in the project in the management and deployment of The Plan, in the following activities (Lead/Support):

i)	Overall Master Planning for the Solar City project (Envision Solar India (ESI) lead / Centre for Environmental Planning and Technology(CEPT) support)
ii)
General assessment of solar & other renewable technology opportunities including solar-photovoltaic and solar-thermal, as well as other sources of renewable energy like wind and biomass. (ESI lead/CEPT support)

iii)
Collection of existing data, drawings and maps, certified land surveys, including information on grades and lines of streets, alleys, pavements and adjoining property; rights-of-way, restrictions, easements, encroachments, zoning, deed restrictions, boundaries and contours of the site; locations, dimensions and complete data pertaining to existing buildings, other improvements and trees; and full information concerning available service and utility lines both public and private, above and below grade. (CEPT lead)

iv)	Collation of items in #3 above and incorporation of key information into "base" drawings and other documents. (CEPT lead/ESI support)

v)	Assessment and conceptual design of solar technology for a high profile, high visibility pilot demonstration project (ESI lead)
vi)	Coordination of, or participation in the commissioning of presentation models, colour renderings, digital animations, videos, documentary films and other materials needed (ESI lead/CEPT support)
vii)	Preliminary cost estimations for project implementation (CEPT lead/ES' support)
viii)	Coordination and leadership for key meetings including:
ix)	Kick-off (ESI lead/CEPT support)
x)	Stakeholder Workshop (ESI lead/CEPT support)
xi)	Final Report Presentation (ESI lead/CEPT support)
xii)	Other key activities necessary for the implementation of the planning process

2)    PROJECT PHASES and DELIVERABLES
Envision's services will commence with the execution of this agreement and continue through the following Phases:
a) Phase 1 (month 1):
Activities:
i) Kick-off, Plan Conceptualization (ESI/CEPT)
ii) Assembly of Initial Participants (ESI/CEPT)
iii) Stakeholder Workshop (ESI/CEPT)
Deliverables:
i. Plan Conceptualization Report, digital and hard-copy (ESI/CEPT)
ii. Drawings, Digital Models (ESI/CEPT)
b) Phase 2 (Month 2):
Activities:
i) Sustainable Concept Master Plan Development (ESI/CEPT)
ii) Concept Design for High Profile Demonstration Project
iii) Presentation Material Development
iv) Tender – Bill of quantity / Specification / Condition of Contract (for Executing agency)
Deliverables:
i) Concept Master Plan Final Report, digital and hard copy (ESI/CEPT)
ii) Outline proposal for high profile showcase project (ESI)
iii) Tender Document with BoQ, Condition of Contract and Specification (CEPT/ESI)
iv) Web-ready digital models and narrated animation (ESI/CEPT) v) Live Project Website (or section on envisionsolar.com / CEPT /links) (ESI)

3)    FEES AND BASIC EXPENSES
To carry out services as listed in scope of work, CEPT will pay consultation fees to ESI amounting to Total INR 14,10,660.00 (Rupees fourteen lacs ten thousand, six hundred and sixty rupees. (Or its equivalent in US Dollars) in addition CEPT will spend maximum up to INR 1,65,000 (one lac sixty five thousand rupees) for ESI's expenses in India

4)   ADDITIONAL SERVICES
a)
This contract is intended to cover the basic services outlined above in heading one. In the event that Additional Services not included in Basic Services are required, they will be charged separately according to the schedule in heading seven. Additional services shall include the following:

b)	Documentation of existing conditions: Includes measuring, field notes, to scale drawings and photographs of existing context.
c)	Detailed Cost Estimating
d)	Design Changes after phase approval.
e)	Physical presentation models
f)	IGBC LEED® consulting or certification applications.
g)	Energy Modelling or other energy specialization
h)
Any other service not otherwise included in this Agreement under Basic Services or not customarily furnished in accordance with generally accepted design and planning practices. i) Fees paid for securing approval of authorities having jurisdiction over the Project

i)	Fees paid for securing approval of authorities having jurisdiction over the Project

5)    CEPT'S RESPONSIBILITIES
a) CEPT shall provide full information available regarding its requirements for the Project.
b) CEPT Shall designate, when necessary, a representative authorized ot act on its behalf  with respect to the Project
c) Other responsibilities as indicated in section 2 — Project Phases and Deliverables: above.

6)    CONSTRUCTION ESTIMATES
a)
It is expressly understood that statements of probable construction cost and detailed cost estimates prepared by Envision represent best judgment only. It is recognized that neither CEPT nor Envision have any control over cost of material, labor or equipment, over the Contractor's methods of determining bid prices or over competitive bidding or market conditions.

7)    PAYMENTS TO ENVISION

According to the agreement between GEDA & CEPT, GEDA will pay CEPT in the following instalments:

One third of the total amount at the commencement of the project; payable on signing the agreement between GEDA & CEPT.

One third of the total amount on completion & submission of the interim report following the first round of meetings;

The final third of the total amount on completion & submission of the completed proposals for the project.

CEPT will pay ESI its proportion of the fees & expenses on receipt of the corresponding payments from GEDA, in the same installments.

i.	One third of the amount due to ESI at the commencement of the project; payable once the initial payment has been received by CEPT from GEDA;
ii.	One third of the amount payable to ESI on completion & submission of the interim report; payable once the interim payment has been received by CEPT from GEDA;
iii.	One third of the amount payable to ESI on completion & submission of the completed proposals for the project; payable once the final payment has been received by CEPT from GEDA

Invoices will be submitted by ESI at the end of Phase 1 and Phase 2 and are due upon receipt

8)   TERMINATION OF AGREEMENT
a)
This agreement may be terminated by either party upon seven days' written notice should the other party fail substantially to perform in accordance with its terms through no fault of the party initiating the termination.

b)
In the event Envision terminates or is terminated, Envision shall be paid its compensation for services performed to termination date, including Reimbursable Expenses then due and all termination expenses.

9)    INSTRUMENTS OF SERVICE
Original Drawings, Models and Specifications as instruments of service are and shall remain the joint property of CEPT and ESI. Both retain property regarding this project – Both can use this ONLY for promotional purpose (Website and Presentation for future projects) whether the Project for which they are made is executed of not. They are not to be used by either CEPT or ESI on other projects or extensions to this Project except by agreement in writing and with appropriate compensation to Envision.

10)  HOLD HARMLESS
CEPT shall indemnify and hold harmless ESI, ESI consultants, sub-consultants and agents, and any of its and their employees from and against any and all liability, claims, judgments, or demands including but not limited to attorney's fees arising directly or indirectly out of this agreement, save and except claims or litigation arising through the sole negligence of ESI or any of its employees or its consultants, sub-consultants and agents and any of their employees.

11)  RESOLUTION OF DISPUTES
All disputes or differences which may arise between the ESI and the CEPT on any matter connected with this agreement or in regard to the interpretation of the context there of including any claim shall be referred to at the request of either party for arbitration. For such purpose an arbitrator who shall be nominated by ESI and CEPT. The arbitration shall be conducted as per the provision of the Arbitration and Conciliation Act 1996 and/or any statutory modification thereof. Upon every or any such reference the cost of such arbitration references and award shall be as per the rules of the Indian Council of Arbitration as amended time to time. The decision and award of the arbitrator shall be final and binding on the ESI and CEPT.

12)   EXTENT OF AGREEMENT
This Agreement represents the entire and integrated agreement between CEPT and Envision and supersedes all prior negotiations, representations or agreements, either written or oral. This agreement may be amended only by written instrument signed by both CEPT and Envision.

13)  GOVERNING LAW

Unless otherwise specified, this Agreement shall be governed by the laws of the India.

This Agreement executed the day and year first written above.

ENVISION:	Centre for Environmental Planning and Technology:

/s/ Robert Noble	/s/Dr R.N.Vakil
Robert Noble, AIA, LEED AP California License #C21574	Dr R.N.Vakil